Exhibit 99.2

Trubion and Facet Biotech Announce Presentation of Positive TRU-016 Data
at the 2009 ASH Annual Meeting

SEATTLE, Wash. and REDWOOD CITY, Calif., Dec. 7, 2009—Trubion Pharmaceuticals, Inc. (Nasdaq: TRBN) and Facet Biotech Corporation (Nasdaq: FACT) today announced the presentation of positive data from a phase 1 study of TRU-016 in patients with relapsed and refractory chronic lymphocytic leukemia (CLL) at the 2009 American Society of Hematology (ASH) Annual Meeting. TRU-016 is a CD37-directed Small Modular ImmunoPharmaceutical (SMIP™) protein therapeutic in development for the treatment of B-cell malignancies.

“Unlike other peptide therapies that target CD20, TRU-016 targets CD37 and mediates both immune mediated death and direct killing through a novel mechanism,” said John Byrd, M.D., Interim co-director, Division of Hematology-Oncology, and Professor of Leukemia Research, Department of Internal Medicine at The Ohio State University.  “The favorable toxicity profile and clinical activity with TRU-016 observed to date in this study suggests it has potential to be a major contributor to combination strategies that are impacting CLL treatment outcome.”

Data were presented today for 33 patients enrolled in the phase 1 TRU-016 dose escalation trial (abstract 3424). A majority of patients (20/33) had high-risk genomic features associated with a poor prognosis and had received multiple prior therapies. Evidence of TRU-016 biological activity was seen beginning with patients dosed at the 0.3 mg/kg dose-level, including in high-risk patients. Partial response (PR) was observed in five patients, including one patient with the 17p deletion cytogenetic abnormality. Partial response was determined following investigator assessment and the two month confirmation of these responses is pending.  Two patients with leukemia cutis experienced clearing, one complete and one partial.  At the 10 mg/kg dose, four of five patients with elevated peripheral lymphocyte counts were reduced to normal levels. A total of 16 serious adverse events have been reported.  The maximum tolerated dose (MTD) has not yet been reached.

“TRU-016 continues to demonstrate activity in clinical trials and it has the potential to be a meaningful therapeutic. Because it targets CD37, TRU-016 uses a different mechanism of action than currently available CD20-directed therapies. There is significant clinical need for effective therapies in CLL without toxicity burdens, especially given that the median age of CLL patients is over 65 years of age,” said Scott C. Stromatt, M.D. senior vice president and chief medical officer at Trubion.

“We are pleased with the promising preliminary data from the ongoing phase 1 trial of TRU-016 in CLL and are excited about expanding the scope of the drug’s clinical development program,” said Mark Rolfe, Ph.D., senior vice president and chief scientific officer at Facet Biotech. “We have worked closely with our partners at Trubion to craft a robust development plan for TRU-016, which includes additional clinical trials in other B-cell malignancies, and we look forward to providing an update on our progress in the early part of 2010.”

Also at ASH, data were presented from a preclinical study of Trubion’s proprietary TRU-ADhanCe™ technology. TRU-ADhanCe technology is a proprietary, additive method designed to enhance the potency of existing therapies that work through Fc-directed or antibody-directed cellular cytotoxicity (ADCC).

Copies of the full data presentations are now available on Trubion’s website at investors.trubion.com/events.cfm and on Facet Biotech’s website at www.facetbiotech.com.

About Trubion

Trubion is a biopharmaceutical company that is creating a pipeline of novel protein therapeutic product candidates to treat autoimmune and inflammatory diseases and cancer. The Company’s mission is to develop a variety of first-in-class and best-in-class product candidates, customized for optimal safety, efficacy and convenience that it believes may offer improved patient experiences. Trubion’s current product candidates are novel single-chain protein, or SMIP, therapeutics, and are designed using its custom drug assembly technology. Trubion’s product pipeline includes CD20-directed SMIP therapeutics such as TRU-015 and SBI-087 for autoimmune and inflammatory diseases, developed under the Company’s Pfizer collaboration. Trubion’s product pipeline also includes TRU-016, a novel CD37-targeted therapy for the treatment of B-cell malignancies developed under the company’s Facet Biotech collaboration. In addition to Trubion’s current clinical stage product pipeline, the Company is also developing its multi-specific SCORPION technology, both for targeting cell-surface molecules like CD79b and HLA-DR, as well simultaneously neutralizing soluble ligands like TNF and IL-6. More information is available in the investors section of Trubion’s website: http://investors.trubion.com/index.cfm.

About Facet Biotech

Facet Biotech is a biotechnology company dedicated to advancing its pipeline of five clinical-stage products, leveraging its research and development capabilities to identify and develop new oncology drugs and applying its proprietary next-generation protein engineering technologies to potentially improve the clinical performance of protein therapeutics.

Trubion Forward-Looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These statements include, but are not limited to, those related to the potential development and commercialization of TRU-016. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, risks associated with the clinical development of TRU-016, and such other risks as identified in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2009, and from time to time in other reports filed by Trubion with the U.S. Securities and Exchange Commission. These reports are available on the Investors page of the company’s corporate website at http://www.trubion.com. Trubion undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Facet Biotech Forward-looking Statements

This press release contains forward-looking statements, including regarding Facet Biotech’s and Trubion’s development of TRU-016.  Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Many factors may cause differences between current expectations and actual results.  For example, the development of TRU-016 could be adversely impacted by changes in Facet Biotech’s and Trubion’s development plans or timelines, including because of unexpected safety or efficacy data observed during clinical trials, enrollment rates in clinical trials and changes in expected competition. As a result, the clinical trials of TRU-016 in CLL or other B-cell malignancies may not be initiated or continued. The clinical and pre-clinical  results observed to date of TRU-016 may not be predictive of results to be obtained in the additional evaluations and studies that would be necessary to demonstrate TRU-016 to be effective as a therapeutic agent with an acceptable safety profile.  Other factors that may cause Facet Biotech’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in Facet Biotech’s filings with the SEC, including the “Risk Factors” sections of the Company’s periodic reports on Form 10-K and Form 10-Q filed with the SEC. Copies of Facet Biotech’s filings with the SEC may be obtained at the “Investors” section of Facet Biotech’s website at www.facetbiotech.com. Facet Biotech expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Facet Biotech’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

TRBN-016CLL

Contacts:
Jim DeNike	Jean Suzuki
Senior Director, Corporate Communications	Facet Biotech Corp.
Trubion Pharmaceuticals, Inc.	(650) 454-2648
(206) 838-0500	jean.suzuki@facetbiotech.com
jdenike@trubion.com
http://www.trubion.com

Waggener Edstrom Worldwide Healthcare
Amy Petty
Senior Account Executive
(617) 576-5788
amyp@waggeneredstrom.com

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